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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-4 of Desktop Data, Inc. of our report dated February 15, 1997, except for Note 2 for which the date is November 20, 1997, on our audits of the consolidated financial statements of Individual, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".

                                          /s/ Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
January 23, 1998